                                                                           Exhibit 99.1

Investors:
Betsy Brod/Jonathan Schaffer
Brod & Schaffer, LLC
(212) 750-5800

THE DOW CHEMICAL COMPANY TO CONTINUE
COLLABORATION WITH MILLENNIUM CELL
~ Dow exercises option to purchase $1.25 million Series B Convertible Preferred Stock ~

Eatontown, NJ—May 30, 2006 — Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology, today announced that The Dow Chemical Company (“Dow”) has elected to purchase $1.25 million of Millennium Cell’s Series B-1 Convertible Preferred Stock under an option which became exercisable upon the achievement of the first milestone under the joint development agreement earlier this month. Dow also committed to continue its human resource commitment towards achievement of the second milestone. Dow has expressed its intent to maintain an investment in Millennium Cell and may periodically liquidate some or all of the shares it acquired at the inception of the joint development program.

H. David Ramm, Millennium Cell’s Chief Executive Officer commented, “We are very encouraged by the performance of our respective technical and business teams this past year and look forward to Dow’s increasing involvement as we work with our licensees to develop hydrogen batteries for portable device markets. Dow’s capabilities will be instrumental as we work to significantly increase our performance advantage over traditional batteries.”

“Dow continues to focus on alternative energy technologies with a special emphasis on applications that can lead to early adoption in commercial applications.  The use of hydrogen fuel cells is a promising area that requires improved technology for fuel handling and storage to support commercial applications.  Millennium Cell has demonstrated steady progress in this area as evidenced by the achievement of the first of the four milestones in our collaboration agreement.  Because of this progress, Dow is pleased to continue its collaboration with Millennium Cell, and we look forward to working toward the achievement of the next milestone," said James H. Plonka, Dow Vice President, Corporate Venture Capital.

In February 2005, Millennium Cell and Dow entered into a three-year, milestone-driven joint development program to collaborate on the development and commercialization of portable fuel cell systems for use in consumer electronics and military applications. These hydrogen batteries are based on Millennium Cell’s patented Hydrogen on Demand® technology and proton exchange membrane fuel cells to convert hydrogen and oxygen to electricity.

The milestones under the program include securing a development funding contract from the military and the subsequent development, manufacture and delivery of a prototype to meet the specifications of that contract. Since the program’s inception, Dow has been providing a combination of business and technical resources to aid in the achievement of these milestones. As each milestone is achieved, Dow’s resource commitment increases, as detailed in the definitive agreements signed by both companies.

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Upon achievement of each of the milestones, Dow is entitled to certain equity grants from Millennium Cell and, provided Dow has made all prior minimum investments, will have the right to purchase additional equity in Millennium Cell through cash investments up to a total of $5 million over the four milestones.

At a closing held earlier today, Dow purchased 71,429 shares of Series B-1 Preferred Stock for $1.25 million, and received detachable warrants to purchase 178,571 shares of the Company’s common stock with an exercise price of $2.10 per share. Separately, Millennium Cell issued 138,150 shares of Series A2-1 Preferred Stock that were earned by Dow through human resource and intellectual property contributions toward achievement of the first milestone. The number of Series A Preferred shares issued was determined by subtracting the number of Series B-1 Preferred shares and related warrants purchased from 4% of the Company’s fully diluted shares outstanding.

Millennium Cell has today filed with the Securities and Exchange Commission a Current Report on Form 8-K that sets forth additional information with respect to Dow’s purchase of Series B Convertible Preferred Stock and related warrants as well as the grant of Series A Preferred Stock in consideration for the first milestone achievement.

About Millennium Cell

Millennium Cell develops hydrogen battery technology through a patented chemical process that safely stores and delivers hydrogen energy to power portable devices. The borohydride-based technology can be scaled to fit any application requiring high energy density for a long run time in a compact space. The Company is working with market partners to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. For more information, visit http://millenniumcell.com.

About The Dow Chemical Company

Dow is a diversified chemical company that harnesses the power of science and technology to improve living daily. The Company offers a broad range of innovative products and services to customers in more than 175 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $46 billion and employs 42,000 people worldwide. References to "Dow" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. For further information, visit Dow’s web site at www.dow.com.

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Cautionary Note Regarding Forward-looking Statements from Millennium Cell:
This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Investment Considerations” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2005.

Cautionary Note Regarding Forward-looking Statements from The Dow Chemical Company:
The forward-looking statements contained in this document involve risks and uncertainties that may affect The Dow Chemical Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that Dow’s expectations will be realized. Dow assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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